UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2017

PETROTERRA CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N Federal Highway, Suite 304

Boca Raton, Florida 33432

(Address of Principal Executive Offices)

(561) 672-7068

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[  ]

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Report

On August 18, 2017, the Board of Directors (the “Board”) of PetroTerra Corp. (the “Company”), upon the recommendation of management, determined that the unaudited financial statements as of and for the quarterly period ended December 31, 2016, and the interim financial period ended March 31 2017, previously filed by the Company with the Securities and Exchange Commission, should no longer be relied upon.

The Company has determined that the financial statements referenced above should no longer be relied upon because they reference a November 22, 2016, reverse stock split of the Company’s outstanding shares of common stock at a ratio of 1 for 30 (the “Reverse Stock Split”) that was approved by the Board and the requisite shareholders of the Company; however, although it was filed with and processed by the Financial Industry Regulatory Authority (“FINRA”), the prior management of the Company did not follow through and obtain ultimate approval of the Reverse Stock Split by FINRA. Accordingly, the Reverse Stock Split never became effective.

We will include any restated financial information in amendments to our Quarterly Reports on Form 10-Q for these periods, which we intend to file as soon as practicable.

The Company’s management and the Board have discussed the matters disclosed under this Item 4.02 with Salberg & Company, P.A., the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2017

PETROTERRA CORP.

By:	/s/ Steven Yariv
Name:	Steven Yariv
Title:	Chief Executive Officer